                                                                    Exhibit 99.1

                              ASSET SALE AGREEMENT

                  This Asset Sale Agreement dated as of _____1, ____ (the "Agreement"), by and between SOUTHPOINT RESIDENTIAL MORTGAGE SECURITIES
 ---------
CORPORATION, as purchaser ("SRMSC"), and [_____________________], as loan seller ("Seller").
  ------

                  Subject to the terms hereof, Seller agrees to sell, and SRMSC agrees to purchase, a pool of certain [fixed-rate, conventional, monthly pay, fully-amortizing one-to-four family residential first lien mortgage loans] (the "Mortgage Assets") having original terms to stated maturity of [30 years] and
 ---------------
having an aggregate scheduled principal balance as of ______ 1, ____ (the "Cut-off Date") of approximately $_______________.
 ------------

                  It is the intention of Seller and SRMSC that SRMSC shall, simultaneously with the purchase hereunder, sell the Mortgage Assets to a trust formed pursuant to [a Pooling and Master Servicing Agreement dated as of _____ 1, ____ (the "Pooling and Servicing Agreement")] an owner trust agreement dated
              -------------------------------
as of _________, _________ 1, 200[ ] (the "Owner Trust Agreement" by and between SRMSC and ______________. The trust shall enter into an indenture dated as of _______________, 200[ ], (the "Indenture") by and among SRMSC, as seller[, [ ], as master servicer and loan seller,] and [ ], as trustee (the "Trustee"),
                                                               -------
pursuant to which the [Pass-Through Certificates] [Asset Backed Notes], Series ____-__ (the "Securities") [evidencing ownership interests in] [secured by a
              ----------
pledge of] the Mortgage Assets will be issued.

                  SRMSC and Seller wish to prescribe the terms and conditions of the purchase by SRMSC of the Mortgage Assets.

                  In consideration of the premises and the mutual agreements hereinafter set forth, SRMSC and Seller agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The following words and phrases are defined as follows:

                  "Mortgage Assets": Each mortgage asset (including mortgage
                   ---------------
loans) listed in the Mortgage Asset Schedule.

                  "Mortgage Asset Schedule": A schedule of Mortgage Assets
                   -----------------------
attached hereto as Exhibit A, containing the information with respect to each
                   ---------
Mortgage Asset as set forth in the definition of "Mortgage Asset Schedule" in
                                                  -----------------------
the Pooling and Servicing Agreement.


                  "Mortgage Rate": As to any Mortgage Asset, the per annum rate
                   -------------
at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note.

                  "Net Mortgage Rate": As to each Mortgage Asset, the Mortgage
                   -----------------
Interest Rate less the Servicing Fee.

                  ["Pooling and Servicing Agreement"] ["Indenture"]: As defined
                    -------------------------------
on the first page of this Agreement, pursuant to which the Securities, [evidencing ownership interests in the Mortgage Assets, will be issued.]

                  "Securities":  As defined on the first page of this Agreement.
                   ----------

                  "Servicer": [ ], and its successors as loan seller and master
                   --------
servicer under the Pooling and Servicing Agreement.

                                   ARTICLE II

                     SALE AND CONVEYANCE OF MORTGAGE ASSETS;
                          POSSESSION OF MORTGAGE FILES

         SECTION 2.01.     Sale and Conveyance of Mortgage Assets.
                           ---------------------------------------

         (a) Seller, concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set over and otherwise convey to SRMSC, without recourse, all of the right, title and interest of Seller in and to the Mortgage Assets (including, without limitation, the security interests created thereby), including all principal and interest due on or with respect to the Mortgage Assets after the Cut-off Date (other than payments of principal and interest due on the Mortgage Assets on or before the Cut-off Date). SRMSC acknowledges that on or prior to the date hereof, the Mortgage Files have been delivered to the [Trustee][Custodian], subject to any exceptions noted in the [Trustee's][Custodian's] review of the Mortgage Files pursuant to [Section [ ] of the Custodial Agreement][Section 2.02 of the Pooling and Servicing Agreement], and any other documents relating to the Mortgage Assets shall be retained by the Servicer pursuant to the terms of the [Custodial Agreement][Pooling and Servicing Agreement].

         (b) Although the parties intend that the conveyance of Seller's right, title and interest in and to the Mortgage Assets pursuant to this Agreement shall constitute a purchase and sale and not a loan, if such conveyances are deemed to be a loan, the parties intend that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The parties also intend and agree that Seller shall be deemed to have granted to SRMSC, and Seller does hereby grant to SRMSC, a perfected first-priority security interest in all of the right, title and interest in, to and under the collateral to the extent described in Section 2.01 hereof, and that this Agreement shall constitute a security agreement under applicable law.

         SECTION 2.02.     Purchase Price; Payments on the Mortgage Assets.
                           ------------------------------------------------

         (a) The purchase price for the Mortgage Assets (the "Purchase Price") shall be equal to $__________________ which includes accrued interest at the weighted average Net Mortgage Rate from and including the Cut-off Date through but excluding the Closing Date). Such purchase price shall be payable in immediately available funds via wire transfer to an account designated by Seller.

         (b) SRMSC shall be entitled to all scheduled payments of principal and interest due after the Cut-off Date and all principal prepayments received after the Cut-off Date. The principal balance of each Mortgage Asset as of the Cut-off Date is determined after deduction of payments of principal due on or before the Cut-off Date, whether or not collected, and of any principal prepayments received or applied on or before the Cut-off Date.

                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF SELLER AND SRMSC

         SECTION 3.01.     Representations and Warranties of Seller.
                           -----------------------------------------

                  Seller hereby warrants and represents to, and covenants with, SRMSC as of the Closing Date hereof that:

         (a) Due Organization and Authority. Seller is a corporation duly
             ------------------------------
organized, validly existing and in good standing under the laws of the State of [_____________] and is licensed to carry on its business as now being conducted; Seller has the full corporate power, authority, and legal right to transfer and convey the Mortgage Assets and to execute and deliver this Agreement and to perform in accordance herewith;

         (b) Ordinary Course of Business. The consummation of the transactions
             ---------------------------
contemplated by this Agreement are in the ordinary course of business of Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

         (c) No Conflicts. Neither the execution and delivery of this Agreement,
             ------------
the acquisition of the Mortgage Assets by Seller, the sale of the Mortgage Assets to SRMSC or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, (i) will conflict with or result in a breach of any of the terms, conditions or provisions of Seller's charter or by-laws or, any legal restriction or any agreement or instrument to which Seller is now a party or by which it is bound, or (ii) constitute a default or result in an acceleration under any such agreement or instrument, or (iii) result in the violation of any law, rule, regulation, order, judgment or decree to which Seller or its property is subject, or (iv) result in the creation or imposition of any lien, charge or encumbrance that would have an adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or (v) impair the value of the Mortgage Assets;

         (d) Ability to Perform. Seller does not believe, nor does it have any
             ------------------
reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. Seller is solvent and the sale of the Mortgage Assets will not cause Seller to become insolvent. The sale of the Mortgage Assets is not undertaken with the intent to hinder, delay or defraud any of Seller's creditors;

         (e) No Litigation Pending. There is no action, suit, proceeding or
             ---------------------
investigation pending or, to Seller's knowledge, threatened against Seller which, either in any one instance or in the aggregate, if decided adversely to Seller, may result in any material adverse change in the business, operations, financial condition, properties or assets of Seller, or in any material impairment of the right or ability of Seller to carry on its business substantially as now conducted, or in any material liability on the part of Seller, or which would draw into question the validity of this Agreement or the Mortgage Assets or of any action taken or to be taken in connection with the obligations of Seller contemplated herein, or which would impair materially the ability of Seller to perform under the terms of this Agreement;

         (f) No Consent Required. No consent, approval, authorization or order
             -------------------
of any court or governmental agency or body is required for the execution, delivery and performance by Seller of or compliance by Seller with this Agreement or the Mortgage Assets, the delivery of a portion of the Mortgage Files to SRMSC or its designee, or the sale of the Mortgage Assets to SRMSC or the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date; and

         (g) Ownership of Mortgage Assets. Immediately prior to the sale of the
             ----------------------------
Mortgage Assets to SRMSC, Seller will be the lawful owner of the Mortgage Assets with the right to transfer the Mortgage Assets, subject to no lien, adverse claim, mortgage, security interest, pledge, charge or other encumbrance created by Seller. Immediately following the sale of the Mortgage Assets, SRMSC will own such Mortgage Assets, free and clear of any lien, adverse claim, mortgage, security interest, pledge, charge or other encumbrance created by Seller; and

         (h) Representations and Warranties with respect to Mortgage Assets. The
             --------------------------------------------------------------
representations and warranties set forth in Exhibit B is true and correct with respect to each Mortgage Asset as of the Closing Date.

         SECTION 3.02.     Representations and Warranties of SRMSC.
                           ----------------------------------------

             SRMSC hereby warrants and represents to, and covenants with, Seller as of the Closing Date hereof that:

         (a) Due Organization and Authority. SRMSC is a corporation duly
             ------------------------------
organized, validly existing and in good standing under the laws of the State of Tennessee, and SRMSC has the full corporate power, authority, and legal right to purchase, acquire and own the Mortgage Assets and to execute and deliver this Agreement and to perform in accordance herewith;

         (b) Ordinary Course of Business. The consummation of the transactions
             ---------------------------
contemplated by this Agreement are in the ordinary course of business of SRMSC;

         (c) No Conflicts. Neither the execution and delivery of this Agreement,
             ------------
the purchase and acquisition of the Mortgage Assets by SRMSC or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, (i) will conflict with or result in a breach of any of the terms, conditions or provisions SRMSC's charter or by-laws or any legal restriction or any agreement or instrument to which SRMSC is now a party or by which it is bound, or (ii) constitute a default or result in an acceleration under any such agreement or instrument, or (iii) result in the violation of any law, rule, regulation, order, judgment or decree to which SRMSC or its property is subject, or (iv) result in the creation or imposition of any lien, charge or encumbrance that would have an adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument or (v) impair the value of the Mortgage Assets;

         (d) Ability to Perform. SRMSC does not believe, nor does it have any
             ------------------
reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

         (e) No Litigation Pending. There is no action, suit, proceeding or
             ---------------------
investigation pending or, to SRMSC's knowledge, threatened against SRMSC which, either in any one instance or in the aggregate, if decided adversely to SRMSC, may result in any material adverse change in the business, operations, financial condition, properties or assets of SRMSC, or in any material impairment of the right or ability of SRMSC to carry on its business substantially as now conducted, or in any material liability on the part of SRMSC, or which would draw into question the validity of this Agreement or the Mortgage Assets or of any action taken or to be taken in connection with the obligations of SRMSC contemplated herein, or which would impair materially the ability of SRMSC to perform under the terms of this Agreement;

         (f) No Consent Required. No consent, approval, authorization or order
             -------------------
of any court or governmental agency or body is required for the execution, delivery and performance by SRMSC of or compliance by SRMSC with this Agreement or the Mortgage Assets, or the purchase of the Mortgage Assets by SRMSC or the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date; and

         (g) [Pooling and Servicing Agreement. SRMSC shall enter into the
              -------------------------------
Pooling and Servicing Agreement on the Closing Date.]

                                   ARTICLE IV

                                   [RESERVED]

                                    ARTICLE V

                            MISCELLANEOUS PROVISIONS

         SECTION 5.01.     Amendment.
                           ----------

             This Agreement may be amended from time to time by Seller and SRMSC by written agreement signed by Seller and SRMSC.

         SECTION 5.02.     Counterparts.
                           -------------

             For the purpose of facilitating the execution of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         SECTION 5.03.     Governing Law.
                           --------------

                  This Agreement shall be construed in accordance with the substantive laws of the State of New York (without regard to conflicts of laws principles) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         SECTION 5.04.     Notices.
                           --------

                  All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, telecopies (with receipt confirmed by telephone call to the person, or a member of the department, specified for attention) or mailed by first class mail,
postage prepaid, to (i) in the case of Seller: [                         ]
Attention: [                                                   ], or such other
---------
address as may hereafter be furnished to SRMSC in writing by Seller, or (ii) in the case of SRMSC: Southpoint Residential Mortgage Securities Corporation, Morgan Keegan Tower, Fifty Front Street, 16th Floor, Memphis, Tennessee 38103,
Attention: Robert M. Fockler, or such other address as may hereafter be
---------
furnished to Seller in writing by SRMSC.

         SECTION 5.05.     Severability of Provisions.
                           ---------------------------

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

         SECTION 5.06.     No Partnership.
                           ---------------

                  Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto.

         SECTION 5.07.     Successors and Assigns.
                           -----------------------

                  This Agreement shall inure to the benefit of and be binding upon Seller and SRMSC and their respective successors and assigns, as may be permitted hereunder.

                    [SIGNATURES COMMENCE ON FOLLOWING PAGES]

                  IN WITNESS WHEREOF, Seller and SRMSC have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                       SOUTHPOINT RESIDENTIAL MORTGAGE
                                       SECURITIES CORPORATION, as purchaser

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:



                                       [                ], as loan seller


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                    EXHIBIT A
                                    ---------


                             MORTGAGE ASSET SCHEDULE

                                    EXHIBIT B
                                    ---------


         REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

                  As to each Mortgage Loan, the Seller hereby represents and warrants to the Purchaser that as of the date hereof and as of the Closing Date:

1.   Mortgage Loans as Described. The information set forth in the Mortgage
     ---------------------------
     Asset Schedule is true and correct in all material respects;

2.   Original Terms Unmodified. In the event a forbearance agreement has been
     -------------------------
     executed with respect to any Mortgage Loan, such forbearance agreement is in the related Mortgage Loan File. Any modification to the interest rate, terms, principal balance, or amortization period of such Mortgage Loan has been reflected on the Mortgage Asset Schedule. No Borrower has been released, in whole or in part, except in connection with an assumption or modification agreement

3.   No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled,
     ---------------------------
     subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, except as set forth on the Mortgage Asset Schedule for which a partial release has been executed with respect to such Mortgage Loan, a copy of which release is in the related Mortgage Loan File, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. Except for a forbearance agreement or assumption and modification agreement executed with respect to such Mortgage Loan, a copy of which agreement is in the related Mortgage Loan File, the Seller has not waived the performance by the Borrower of any action, if the Borrower's failure to perform such action would cause the Mortgage Loan to be in material default, nor has the Seller waived any material default resulting from any action or inaction by the Borrower;

4.   Valid Lien. With respect to Mortgage Loans, each Mortgage is a valid,
     ----------
     subsisting enforceable and perfected first lien on the Mortgaged Property. The lien of such Mortgage is subject only to (a) the lien of real property taxes and assessments; (b) the lien of condominium association fees previously due and payable; (c) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy or an opinion of counsel delivered to the originator of the Mortgage Loan and either (A) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan, or (B) that do not materially adversely affect the appraised value of the Mortgaged Property set forth in such appraisal; and (d) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property;

     Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and the Seller has full right to sell and assign the same to the Purchaser;

5.   Validity of Mortgage Loan Documents. Each Note and Mortgage is genuine, and
     -----------------------------------
     each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors, rights generally and (ii)general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law. To the best of Seller's knowledge, no fraud was committed in connection with the origination of the Mortgage Loan which would prevent the enforceability of such documents;

6.   Full Disbursement of Proceeds. Each Mortgage Loan has been closed, and the
     -----------------------------
     proceeds of each Mortgage Loan have been fully disbursed and there is no requirement for future advances. All costs, fees and expenses incurred in making or closing the Mortgage Loans and the recording of the Mortgage were paid, and the Borrower is not entitled to any, refund of any amounts paid or due under the Mortgage Loans;

7.   Ownership. The Seller is the sole owner of record and holder of the
     ---------
     Mortgage Loans. The Mortgage Loans are not assigned or pledged, and the Seller has good and marketable title thereto, and has full right to transfer and sell the Mortgage Loans therein to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement. No Mortgage Loan is subject to any participation agreement or arrangement;

8.   Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or
     ----------------
     other improvements upon the Mortgaged Property are insured by a generally acceptable insurer or by the Seller's force-placed insurance policy against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located in an amount that is at least the lesser of the Stated Principal Balance or the replacement cost of the Mortgaged Property. Such insurance policy is in full force and effect until the transfer of the Mortgage Loans to the Purchaser. If upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available and required by law) a flood insurance policy meeting the requirements of the current guidelines of the Federal insurance Administration is in effect. Such insurance policy is in full force and effect until the transfer of the Mortgage Loans to the Purchaser. The Seller has not engaged in, and has no knowledge of the Borrower's or any servicer's having engaged in, any act or omission which would impair the coverage of any such policy;

9.   Provisions. The Mortgage contains enforceable provisions such as to render
     ----------
     the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby;

10.  Title Insurance. The Mortgage Loan is covered by either (i) an attorney's
     ---------------
     opinion of title and abstract of title, or a certificate of title, the form and substance of which is acceptable to lending institutions making Mortgage Loans in the area where the Mortgaged Property is located or (ii) a lender's title insurance policy or other generally acceptable form of policy of insurance issued by a title insurer generally acceptable to mortgage lending institutions making Mortgage Loans in the area where the Mortgaged Property is located, insuring the mortgagee, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan against any loss by reason of the invalidity or unenforceability of the lien, subject only to the exceptions contained in clauses (i), (ii), (iii) and (iv) of paragraph (a) of section 4.1.4. To the best of Seller's knowledge, no claims have been made under such lenders title insurance policy. The Seller and, to the best of Seller's knowledge, each prior holder of the Mortgage, has not done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

11.  Delivery of Mortgage Loan Documents. As of the Closing Date, the Mortgage
     -----------------------------------
     Loan File shall have been delivered to the Purchaser; provided that, with respect to the Mortgage Loans listed in Schedule II, certain of the loan documents are out for recording;

12.  Collection Practices; Escrow Deposits. The origination and collection
     -------------------------------------
     practices used by Seller with respect to the Mortgage Loans have been in accordance with Accepted Servicing Practices and in all material respects in compliance with all applicable laws and regulations;

13.  Environmental Matters. Except as set forth in the Mortgage Loan Files for
     ---------------------
     the Mortgage Loans that are the subject of this Agreement, the Seller has no knowledge of the presence of Hazardous Substances in the soil or groundwater at or beneath any Mortgaged Property that constitutes the real property interest securing a Mortgage Loan;

14.  Taxes. The real property taxes due and owing as of the Closing Date with
     -----
     respect to each Mortgage Loan have been paid, or an escrow of funds has been established in an amount sufficient to pay such taxes;

15.  Primary Mortgage Insurance. Any primary mortgage insurance listed on the
     --------------------------
     Mortgage Asset Schedule is in full force and effect and will be in full force and effect upon the Closing Date. To the Seller's knowledge, no claims have been made under such insurance policy, and no prior holders of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such insurance policy;

16.  REO Properties. As to each REO Property, the Seller hereby represents and
     --------------
     warrants to the Purchaser that as of the Closing Date;

17.  REO Properties as Described. The information set forth in the REO Property
     ---------------------------
     Schedule is true and correct;

18.  No Outstanding Charges. All taxes, governmental assessments insurance
     ----------------------
     premiums, water, sewer and municipal charges, leasehold payments or ground rents that are due and owing as of the Closing Date have been paid;

19.  Hazard Insurance. All buildings or other improvements upon the REO Property
     ----------------
     are insured by a generally acceptable insurer or by the Seller's force-placed insurance policy against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the REO Property is located in an amount that is at least the lesser of the principal balance at the time the property was transferred to the Seller or the replacement cost of the REO Property. Each such insurance policy is in full force and effect until the transfer of the REO Property to the Purchaser. The Seller has not engaged in, and has no knowledge of any servicer's having engaged in, any act or omission which would impair the coverage of any such policy;

20.  Validity of REO Property Documents. The Deed is genuine, and constitutes
     ----------------------------------
     the legal, valid and binding conveyance of the REO Property;

21.  Ownership. The Seller or one of its subsidiaries is the sole owner of
     ---------
     record and holder of the REO Property. The REO Property has not been assigned or pledged, and the Seller has good and marketable title thereto, and has full right to transfer and sell the REO Property to the Purchaser free and clear of any equity or right of redemption, encumbrance, dower or homestead, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each REO Property pursuant to this Agreement. No REO Property is subject to any participation agreement or arrangement;

22.  Title. There are no covenants, conditions, restrictions, rights of way,
     -----
     easements or other matters of public record that materially adversely affect the marketability of title to the REO Property;

23.  Delivery of REO Property Documents. The Deed and the REO File shall have
     ----------------------------------
     been delivered to the Purchaser;

24.  Transfer of REO Properties. The Deed is in recordable form and is
     --------------------------
     acceptable for recording under the laws of the jurisdiction in which the REO Property is located;

25.  REO Properties Undamaged. There is no proceeding pending or, to the
     ------------------------
     Seller's knowledge, threatened for the total or partial condemnation of the REO Property. The REO Property is materially undamaged by fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the REO Property or the use for which the premises were intended; and

26.  Appraisal. The REO File contains an appraisal of the related REO Property.
     ---------